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                                                                    EXHIBIT 11.1

                    ALARIS MEDICAL, INC. AND SUBSIDIARIES
                     COMPUTATION OF NET INCOME PER SHARE
         FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1996 AND 1997
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
                                                                  THREE MONTHS ENDED  SIX MONTHS ENDED
                                                                      JUNE  30,           JUNE 30,
                                                                  ------------------  ----------------
                                                                    1996      1997      1996      1997
                                                                  --------  --------  --------  --------
INCOME (LOSS) PER COMMON SHARE ASSUMING NO DILUTION

Income (loss) before dividends on mandatorily
  redeemable preferred stock. . . . . . . . . . . . . . . . . .   $ 1,150   $(7,002)   $ 2,009  $(11,317)

Dividends on mandatorily redeemable preferred stock . . . . . .      (163)                (325)
                                                                  --------  --------  --------  --------
Net income (loss) applicable to common stock. . . . . . . . . .   $   987   $(7,002)   $ 1,684  $(11,317)
                                                                  --------  --------  --------  --------
                                                                  --------  --------  --------  --------

Weighted average common shares outstanding (1). . . . . . . . .    16,402    58,635     16,432    58,788
                                                                  --------  --------  --------  --------
                                                                  --------  --------  --------  --------

Net income (loss) per common share assuming no dilution . . . .   $   .06   $  (.12)   $   .10   $  (.19)
                                                                  --------  --------  --------  --------
                                                                  --------  --------  --------  --------


INCOME (LOSS) PER COMMON SHARE ASSUMING FULL DILUTION (2)

Income (loss) before dividends on mandatorily
  redeemable preferred stock . . . . . . . . . . . . . . . . . .  $ 1,150              $ 2,009

Dividends on mandatorily redeemable preferred stock. . . . . . .     (163)                (325)
Add back interest expense, net of taxes, on convertible
  promissory notes . . . . . . . . . . . . . . . . . . . . . . .      412                  824
                                                                  --------            --------

Net income (loss) applicable to common stock . . . . . . . . . .  $ 1,399              $ 2,508
                                                                  --------            --------
                                                                  --------            --------

Weighted average common shares outstanding prior
  to conversion of convertible promissory notes (1). . . . . . .   16,504               16,500

Add weighted average shares issued upon conversion
  of convertible promissory notes. . . . . . . . . . . . . . . .   26,089               26,089
                                                                  --------            --------

Weighted average common shares outstanding . . . . . . . . . . .   42,593               42,589
                                                                  --------            --------
                                                                  --------            --------

Net income (loss) per common share assuming full dilution. . . .  $   .03              $   .06
                                                                  --------            --------
                                                                  --------            --------

(1) INCLUDES THE COMMON STOCK EQUIVALENT OF DILUTIVE OPTIONS OUTSTANDING AT THE END OF EACH PERIOD.

(2) FULLY DILUTED LOSS PER COMMON SHARE IS NOT INCLUDED FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1997 AS IT IS ANTI-DILUTIVE.